Exhibit 10.3

FIRST LEASE AMENDMENT

Between

BENAROYA CAPITAL COMPANY, LLC

and

ICOS CORPORATION

This First Lease Amendment dated May 9, 2005 is attached to and made part of that certain Lease dated September 6, 2000, (the “Lease”) between Benaroya Capital Company, LLC., a Washington limited liability company, as Lessor (“Lessor”) and ICOS Corporation, a Delaware corporation, as Lessee (“Lessee”) in the Building known as Canyon Park – 4, at 2222 220th Street SE in Bothell, Washington (the “Premises”). The Premises are more particularly described in the Lease.

The terms used herein shall have the same definitions as set forth in the Lease.

RECITALS

•	In addition to the above referenced “Lease”, the parties had previously entered into a lease covering space adjacent to the Premises. That prior lease was dated May 20, 1997, as amended by a First Lease Amendment dated February 18, 1998 and by a Second Lease Amendment dated August 13, 2001 all of which are collectively hereafter referred to as the “Adjacent Lease”.

•	Together the Lease and the Adjacent Lease cover the entire Building

•	Both the Lease and the Adjacent Lease are scheduled to terminate on March 31, 2006

•	The parties desire to merge the provisions of the leases resulting in one lease covering the entire Building

•	At Lessee’s request, the parties have agreed to require Lessee to pay real estate taxes and assessments directly to the taxing authority rather than as a reimbursement to Lessor

•	The parties desire to extend the term of the merged lease for an additional five years beyond the scheduled termination date

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this First Lease Amendment and the Lease, Lessor and Lessee agree as follows:

1.	Effective Date. This First Lease Amendment becomes effective on June 1, 2005 (the “Effective Date”).

2.	Section 1 Premises is hereby deleted and replaced with the following:

Lessor does hereby lease to Lessee those certain premises, to wit: the entire Building known as Canyon Park - 4 located at 2222 - 220th Street SE, in Bothell, Washington as outlined on Exhibit

ICOS/Amend. #1

08/11/2005, Page 2

A-1 attached hereto (hereinafter called “Premises”) containing 33,415 square feet of space. The multiple building complex of which the Building is a part is hereafter sometimes referred to as the “Project”. In addition, the Lessee has the right, in common with other tenants in the Project and subject to the Rules and Regulations, to use of the Common Areas including the parking areas.

3.	Section 2 Term. The Term of the Lease is hereby extended to March 31, 2011.

4.	Section 3 Rent is hereby modified as of the Effective Date to the following:

Months	Base Monthly Rent
June 1, 2005 through March 31, 2006	$25,605.00 per month

April 1, 2006 through March 31, 2011	$27,857.00 per month	*

*	Beginning in April 1, 2007, and continuing with each anniversary thereafter, the aforementioned Base Rent shall be increased by the percentage increase during the prior year, if any, in the Consumer Price Index for Seattle/Tacoma/Bremerton, All Items, All Urban Consumers (1982 – 1984 = 100).

5.	Section 9 Monthly Operating Expense Adjustments. The reference to “real estate taxes and assessments” in item (a) of Section 9 is hereby deleted and replaced with: “Lessee shall pay when due all Real Estate taxes and assessments and shall provide evidence of such payment to Lessor prior to the date on which such payment would be considered delinquent.”

6.	Section 38. Option to Extend is hereby deleted.

7.	Exhibit A. As of the Effective Date Exhibit A attached to the Lease is hereby deleted and replaced with Exhibit A-1 attached to this First Lease Amendment.

8.	Lessor has consented to the proposed assignment of the Lease and the Adjacent Lease by Lessee to Icos Washington Corporation, a Washington Corporation and wholly owned subsidiary of Lessee, in connection with Lessee’s reincorporation, Lessor hereby affirms its consent to assignment of the lease, as amended hereby, and waives its right to recapture the premises (as defined above) in connection with this assignment.

Except as otherwise modified by the Terms of this First Lease Amendment, all other terms and conditions of the Lease remain unchanged and in full force and effect.

LESSOR: BENAROYA CAPITAL COMPANY, LLC.		LESSEE: ICOS CORPORATION

/s/ LARRY R. BENAROYA		/s/ PAUL N. CLARK
By:	Larry R. Benaroya	By:	Paul N. Clark
Its:	Manager	Its:	Chairman, Chief Executive Officer and President

ICOS/Amend. #1

08/11/2005, Page 3

STATE OF WASHINGTON	]
] ss.
COUNTY OF KING	]

I certify that I know or have satisfactory evidence that Larry R. Benaroya is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he is the Manager of Benaroya Capital Company, LLC, a Washington limited liability company who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said company for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said company.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

[Notary Seal]	/s/ DEBBIE B. JONES
Notary Public in and for the
State of Washington
residing at Shoreline
Commission expires 12.9.07
Print Name Debbie B. Jones

STATE OF WASHINGTON	]
] ss.
COUNTY OF KING	]

I certify that I know or have satisfactory evidence that Paul N. Clark is the person who appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, and acknowledged that he/she is the Chairman, CEO & Pres., of ICOS Corporation, a Delaware corporation, who executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

[Notary Seal]	/s/ LOVENA LAYCOCK
Notary Public in and for the
State of Washington
residing at Snohomish County
Commission expires 10.9.05
Print Name Lovena Laycock

EXHIBIT A-1

PREMISES

(ENTIRE BUILDING)

[Floor plan]